SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2003

LaBRANCHE & CO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15251	13-4064735
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Exchange Plaza, New York, New York, 10006	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 425-1144

Not Applicable

(Former name or former address, if changed since last report)

Item 7.                                        Financial Statements, Pro Forma Financial Information and Exhibits.

(a)                             Financial Statements of Business Acquired.

None.

(b)                            Pro Forma Financial Information.

None.

(c)                             Exhibits

None

Item 9.                                        Regulation FD Disclosure

On November 18, 2003, Michael LaBranche, Chairman and Chief Executive Officer of LaBranche & Co Inc., in an interview with Bloomberg.com, communicated the following information:

•	LaBranche & Co. LLC, LaBranche & Co Inc.’s specialist subsidiary, had approximately $476 million in net liquid assets as of October 31, 2003;

•	LaBranche & Co Inc. currently has slightly more than $50 million in cash, and

•	LaBranche & Co. LLC has an unused $200 million line of credit from Bank of New York that was recently extended one year on unchanged terms.

This information was provided by Mr. LaBranche in response to questions from Bloomberg.com regarding a rating report relating to LaBranche & Co Inc. recently issued by a Jefferies & Company analyst.

All other Items of this report are inapplicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBranche & Co Inc.

Date: November 18, 2003	By:	/s/ Harvey S. Traison
		Name:	Harvey S. Traison
		Title:	Senior Vice President and Chief Financial Officer